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Exhibit (a)(2)

         LETTER OF TRANSMITTAL

To Accompany Certificates Formerly Representing
Warrants Exercisable for Shares of Common Stock of

AASTROM BIOSCIENCES, INC.
(Exchange Ratio of 1 Share: 2 Warrants)

DESCRIPTION OF SURRENDERED WARRANTS

Names(s) and Address(es) of Registered Owner(s) (Please fill in, if blank, exactly as name(s) appear(s) on warrant(s))	Warrant(s) Surrendered (Attach additional list if necessary)

	Warrant Number(s)	Number of Shares Issuable upon Exercise of Warrant(s)

	Total number of warrants:	Total number of shares:

☐
If any warrant(s) that you own have been lost or destroyed, check this box and see Instruction 9. Please fill out the remainder of this Letter of Transmittal and indicate here the number of shares of stock issuable upon exercise of the lost or destroyed warrants.                  (Number of Warrants)

  Note: Letter of Transmittal expires at 5:00 pm EST on July 27, 2012.

SPECIAL PAYMENT/ISSUANCE INSTRUCTIONS
(See Instructions 1, 4, 5 and 6)

              To be completed ONLY if the new shares for surrendered Warrants is to be issued in the name of someone other than the undersigned.

  Issue check to:

Name:	(Please Print)

Address:
(Include Zip Code)
(Tax Identification or Social Security No.)

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 1, 4 and 6)

              To be completed ONLY if the check and/or new shares for surrendered Warrants is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

  Deliver check to:

Name:	(Please Print)

Address:
(Include Zip Code)

IMPORTANT—WARRANTHOLDERS SIGN HERE
(U.S. Holders Also Please Complete Substitute Form W-9 Below)
(Non-U.S. Holders Please Obtain and Complete Form W-8BEN or Other Form W-8)

        (Must be signed by former registered holder(s) exactly as name(s) appear(s) on warrant(s) or on a security position listing or by person(s) authorized to become registered holder(s) as evidenced by warrants and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Name(s):

Area Code and Telephone Number:

Dated:	, 2012

 GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 4)
Complete ONLY if required by Instruction 1.

FOR USE BY FINANCIAL INSTITUTION ONLY.
PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Firm:
By:
Title:
Address:

TO BE COMPLETED BY ALL SURRENDERING U.S. HOLDERS
(See Instruction 7)

PAYER: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Name: Address:

Check appropriate box:
	Individual/Sole Proprietor	☐	Corporation	☐	Exempt from
	Partnership	☐	Other (specify)	☐	Backup Withholding	☐

Request for Taxpayer Identification Number (TIN) And Certification	Part 1. Please provide your taxpayer identification number in the space at right. If awaiting TIN, write "Applied For" in space at right and complete the Certificate of Awaiting Taxpayer Identification Number below.			SSN: OR EIN:

Part II. For Payees exempt from backup withholding, see the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" and complete as instructed therein.

Part III. Certification
Under penalties of perjury, I certify that:
	(1)	The number shown on this form is my correct Taxpayer Identification Number (or, as indicated, I am waiting for a number to be issued to me):
	(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
	(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature:	Date:	, 2012

You must complete the following certificate if you wrote "applied for" in part I of this substitute form W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

            I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to backup withholding tax until I provide a properly certified taxpayer identification number within 60 days of the date of this Substitute Form W-9.

Signature:	Date:

 INSTRUCTIONS FOR LETTER OF TRANSMITTAL

1.    Guarantee of Signature.    Signatures on all Letters of Transmittal must be guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP (an "Eligible Institution"), except in cases where securities are surrendered (i) by a registered holder of the securities who has not completed either the box entitled "Special Payment/Issuance Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 4.

2.    Delivery of Letter of Transmittal and Warrants.    The Letter of Transmittal, properly completed and duly executed, together with the warrants(s) described should be delivered to Continental Stock Transfer & Trust Company in the envelope enclosed for your convenience.

        THE METHOD OF DELIVERY OF WARRANT(S) AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE OWNER, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUEST. DELIVERY OF THE DOCUMENTS WILL BE EFFECTIVE, AND RISK OF LOSS AND TITLE WITH RESPECT THERETO SHALL PASS, ONLY WHEN THE MATERIALS ARE ACTUALLY RECEIVED BY THE PAYING AGENT.

3.    Inadequate Space.    If the space provided on the Letter of Transmittal is inadequate, the warrant numbers and the number of shares issuable upon exercise of such warrants should be listed on a separate schedule to be attached thereto.

4.    Signatures of Letter of Transmittal and Endorsements.    When the Letter of Transmittal is signed by the registered owner(s) of the warrant(s) listed and surrendered thereby, no endorsements of warrants or separate assignments are required.

        If the warrant(s) surrendered is (are) owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

        If any surrendered warrant are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

        If the Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, such certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificate(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

        If the Letter of Transmittal or any certificate or stock power is signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others, acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to Continental Stock Transfer & Trust Company, the Company's transfer agent, of their authority to do so must be submitted.

5.    Special Issuance and Delivery Instructions.    Indicate the name and address to which payment for the securities is to be sent if different from the name and address of the person(s) signing the Letter of Transmittal.

6.    Guaranteed Delivery Procedures.    The Warrant may be tendered by Guaranteed Delivery, provided that the tender is made through an eligible institution, prior to the expiration Continental Stock Transfer & Trust Company receives a notice of guaranteed delivery guaranteeing that a book entry confirmation will be deposited within three trading days after the expiration date, and a book entry confirmation is received within three trading days of the expiration date.

7.    Substitute Form W-9.    Enter your social security or taxpayer identification number, complete, sign and date the Substitute W-9 certification. If you are a foreign person, you must provide a properly completed and executed Internal Revenue Service Form W-8BEN, which you can obtain from Continental Stock Transfer & Trust Company.

8.    Additional Copies.    Additional copies of the Letter of Transmittal may be obtained from the Reorganization Department of Continental Stock Transfer & Trust Company at the address listed below.

9.    Lost, Stolen or Destroyed Certificates.    If any stock certificates have been lost, stolen or destroyed, please so indicate on the front of the Letter of Transmittal and additional paperwork will be sent to you to replace the lost, stolen or destroyed certificates.

10.    Expiration Date.    No Letters of Transmittal will be accepted by Continental Stock Transfer & Trust Company after 5:00 pm EST, July 27, 2012.

        All questions as to the validity, form and eligibility of any surrender of certificates will be determined by Continental Stock Transfer & Trust Company and the Company and such determination shall be final and binding. Continental Stock Transfer & Trust Company and the Company reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived. Neither Continental Stock Transfer & Trust Company nor the Company is under any obligation to waive or to provide any notification of any irregularities or defects in the surrender of any certificates, nor shall Continental Stock Transfer & Trust Company or the Company be liable for any failure to give such notification.

For Information:
Continental Stock Transfer & Trust Company
17 Battery Place—8th Floor
New York, New York 10004
Attention: Reorganization Department
(212) 509-4000 Extension 536

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  Exhibit (a)(2)
GUARANTEE OF SIGNATURE(S) (See Instructions 1 and 4) Complete ONLY if required by Instruction 1.
INSTRUCTIONS FOR LETTER OF TRANSMITTAL